UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		Number)

7500 Rialto Blvd., Building Two, Suite 100

Austin, TX  78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations

On August 3, 2010, ArthroCare Corporation, (the “Company”) issued a press release reporting its financial results for the quarter ended June 30, 2010.  The press release, a copy of which is furnished as Exhibit 99.1 to this report, is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2010, the Company filed with the Secretary of State of the State of Delaware a Certificate of Correction (the “Certificate of Correction”) with respect to its Certificate of Designations (the “Certificate of Designations”) for the Company’s Series A 3.00% Convertible Preferred Stock (the “Series A Preferred Stock”), a description of which is contained in the Company’s Current Report on Form 8-K filed on August 17, 2009 and is incorporated herein by reference.

The Certificate of Corrections was filed to correct a scrivener’s error in the Certificate of Designations such that (i) cumulative dividends on the Series A Preferred Stock are payable-in-kind on a quarterly basis at the rate per annum of 3% of the liquidation preference of $1,000 per share until September 1, 2014 (rather than the incorrect date of October 1, 2014, which was erroneously included in the Certificate of Designations); and (ii) the final dividend period for the Series A Preferred Stock shall end on and include August 31, 2014.

The foregoing summary is qualified in its entirety by reference to the full text of the Certificate of Correction, which is included as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit Number	Title
99.1	Press release dated August 3, 2010.
99.2	Correction to Certificate of Designations of Series A 3.00% Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date:	August 3, 2010	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer

ARTHROCARE CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Title

99.1	Press release dated August 3, 2010
99.2	Correction to Certificate of Designations of Series A 3.00% Convertible Preferred Stock.